EXHIBIT 10.1

                             FINE AIR SERVICES CORP.
                              2261 N.W. 67th Avenue
                                  Building 700
                              Miami, Florida 33122

                              RESTRUCTURE AGREEMENT
                     Re: Indenture dated as of June 5, 1998
                                       and
                       $200,000,000 Series A and Series B
                               9-7/8% Senior Notes
                                    Due 2008

                                                                     Dated as of
                                                                   June 30, 2000

To the Holders named
in Schedule I attached hereto

Gentlemen:

        Reference is made to the Indenture dated as of June 5, 1998 (the "Indenture") among Fine Air Services Corp., as Issuer (the "Issuer" or the "Company"), the Subsidiary Guarantors named therein, and The Bank of New York, as Trustee (the "Trustee"), which Indenture sets forth certain terms and provisions with respect to the $200,000,000 aggregate principal amount of the Issuer's Series A and Series B Senior Notes due 2008 (the "Notes"). Capitalized terms used herein but not defined herein shall have the meanings given to them by the Indenture. The Issuer, Fine Air Services, Inc., Agro Air Associates, Inc., Arrow Air, Inc., and Fine/AAA Interair, Inc. are referred to herein as the "Obligors", and you are sometimes referred to herein as the "Holders."

        The Issuer has advised the Holders that, unless the terms of the Indenture are amended, an Event of Default might occur on July 1, 2000 as a result of the continuance on such date of the Issuer's failure to make the interest payment on the Notes that was due on June 1, 2000. In connection therewith, the Issuer has requested certain amendments of the Indenture, including a capitalization of such June 1, 2000 interest payment, and the Holders have agreed to the amendments set forth in the Supplemental Indenture referred to below, on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Obligors agree with the Holders as follows:

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 Section 1.           SUPPLEMENTAL INDENTURE

         Subject to the conditions herein set forth, the Indenture and the Notes shall be amended pursuant to and as set forth in the Supplemental Indenture attached hereto as Exhibit A (the "Supplemental Indenture").

 Section 2.      ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         (a) The Obligors acknowledge that (i) the Notes have an aggregate outstanding principal balance of $190,000,000 as of the date hereof, plus interest accrued thereon, (ii) the Obligors are jointly and severally obligated to the Holders to pay such Notes in accordance with their terms, (iii) none of the Obligors has any defense, offset, or counterclaim to, or right of recoupment with respect to, such obligations to pay the Notes, and (iv) the Obligors are aware that the Company was required to cause Arrow Air, Inc., and Fine/AAA Interair, Inc. to assume prior to the date hereof the obligations of Subsidiary Guarantors under the Indenture. Additionally, the Obligors, for themselves and all of their predecessors, successors and assigns, do hereby fully, forever and completely release and discharge the Trustee and each of the Holders and all of their respective employees, officers, directors, trustees, shareholders, affiliates, agents, attorneys, representatives, predecessors, successors and assigns (collectively, the "Released Parties"), from any and all claims, demands, liabilities, damages and causes of action of any kind whatsoever, whether based on facts in existence prior to or as of the date hereof, whether known or unknown, which any of the Obligors may now have or may have had at any time before the date hereof, whether for contribution or indemnity or otherwise, and whether direct or indirect, fixed or contingent, liquidated or unliquidated, arising out of or related in any way to any of the following: (x) the Notes and the Indenture and all documents relating thereto or executed in connection therewith (the "Indenture and Note Documents"); and (y) any action, inaction or omission by any of the Released Parties in connection with the Indenture and Note Documents or the administration thereof or any exchange offer or proposed amendments with respect thereto.

         (b) The Obligors represent and warrant to the Holders that, except as reflected on Schedule 2(b) attached hereto: (i) each of the Obligors has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Supplemental Indenture and the other Closing Documents to which it is a party or by which it is bound, and this Agreement, the Supplemental Indenture and the other Closing Documents have been duly authorized by all necessary corporate action on the part of the board of directors and stockholders of each of the Obligors, (ii) this Agreement, the Supplemental Indenture and the other Closing Documents have been duly executed by the Obligors which are parties thereto and are the legal, valid and binding obligations of the Obligors, enforceable against each of the Obligors in accordance with their terms, except as such

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enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, or by general principles of equity, (iii) neither the execution and delivery by the Obligors of this Agreement, the Supplemental Indenture or any other Closing Document to which any of the Obligors is a party, nor the fulfillment of, or compliance with, the terms and provisions thereof, will conflict with, or result in a breach or violation of any term, condition or provision of, or constitute a default under, or result in the creation of any Lien on any asset of, any of the Obligors pursuant to its charter or by-laws, or any contract, agreement, mortgage, indenture, lease or instrument to which it is a party or by which it is bound or to which it or any of its assets is subject, or any order, statute, law, rule or regulation to which it or any of its assets is subject, (iv) no consent, approval or authorization of, or declaration, registration or filing with, any governmental authority or any nongovernmental Person, including, without limitation, any creditor (other than the Holders) is required in connection with the execution, delivery and performance by the Obligors of this Agreement, the Supplemental Indenture, and the other Closing Documents to which any Obligor is a party, except for consents, approvals, and authorizations which have been obtained on or before the date hereof, and (v) none of the Obligors has any Subsidiary that is not one of the Obligors.

         (c) The Obligors further represent and warrant to the Holders that, to the best of their knowledge: (i) the aircraft, engines, and other assets listed on Schedule 2(c) attached hereto (the "Scheduled Assets") are the only aircraft, engines, and other assets owned by the Obligors upon which Banc of America Commercial Finance Corporation does not have a lien and security interest, except for miscellaneous spare parts and other assets (which do not include any aircraft or engines) which have a fair market value of less than $3,000,000 in the aggregate and none of which individually has a fair market value in excess of $100,000, (ii) the Scheduled Assets are owned by the Obligors free and clear of all liens and security interests, except for (x) the liens and security interests on the assets listed on Schedule 2(c)(1) attached hereto which are held or to be held, as permitted by the Supplemental Indenture, by Equity Merchant Banking Corporation LC, for itself and as agent for other participating lessors, and (y) the other liens and security interests listed on Schedule 2(c)(2) attached hereto under the heading "Other Security Interests," and (ii) the Scheduled Assets are located at the addresses listed on Schedule 2(c) attached hereto. The Obligors shall promptly execute and deliver to the Trustee all such documents, and take all such other actions (including the actions listed on Schedule 2(c)(3) attached hereto), as may be reasonably requested from time to time by the holders of a majority of the principal amount of the Notes then outstanding (the "Majority Note Holders") in order to perfect and establish the priority of the lien and security interest of the Trustee, and to better protect the rights of the Trustee with respect to, the collateral contemplated by the Indenture to be held by the Trustee as security for the Notes, and the Obligors shall use their best efforts after the date hereof to get releases of the Liens listed on Schedule 2(c)(4) attached hereto). In addition, USB Warburg agrees that it will perform the

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undertaking set forth in Section B of Schedule 2(c)(3). As and when the Obligors obtain information that supplements or amends the information provided by the Obligors pursuant to this paragraph, the Obligors will provide updated information to the Holders.

         (d) In addition to the financial reports and information that the Issuer is required to provide to the Trustee and the Holders pursuant to the Indenture, the Issuer shall provide to each of the Holders (except for any such Holder which shall notify the Issuer that such Holder does not desire to receive all of the following information, in which case such Holder shall be provided with such of the following information as it may request), within thirty (30) days after the end of each calendar month, (i) a sales report, (ii) a consolidated cash flow statement, (iii) a report regarding the utilization of the fleets of the Issuer and the Subsidiary Guarantors, (iv) a list of all assets sold by the Issuer and the Subsidiary Guarantors during the month (other than sales of inventory and parts in the ordinary course of business) and of the application of the proceeds therefrom, and (v) such other reports for the preceding month as are customarily produced by the Issuer or its Subsidiary Guarantors as may be reasonably requested from time to time by the holders of a majority of the aggregate principal amount of the Notes then outstanding.

         (e) On or before the date hereof, the Issuer shall have selected and retained (at the Issuer's sole cost and expense) Equity Merchants Banking Corporation LC and Gerard Klauer Mattison & Company, Inc. (collectively, including any successors thereto as advisors to the Issuer as contemplated by this paragraph, the "Advisors") to, among other things, (i) develop a business plan and projections regarding the Obligors, (ii) assist with the preparation of a liquidity forecast regarding the Obligors, and (iii) provide ongoing advisory and investment banking services in connection with the restructuring of the indebtedness and capital structure of the Obligors. In the event that Equity Merchants Banking Corporation LC and Gerard Klauer Mattison & Company, Inc. shall cease to serve as the Advisors to the Issuer and the Subsidiary Guarantors, the Issuer shall engage a nationally recognized financial consulting and investment banking firm acceptable to the Majority Note Holders to act as Advisor to the Issuer and Subsidiary Guarantors. Between the date hereof and March 31, 2001, the Issuer shall provide to the Holders or cause the Advisors to provide to the Holders (except for any such Holder which shall notify such Advisors that such Holder does not desire to receive all of such information, in which case such Holder shall be provided with such of the information as it may request) (1) periodic detailed written updates, no less frequently than monthly, regarding the status of the Issuer's restructuring program and the Issuer's projections regarding its business and financial condition, and (2) all such offering memorandums, placement memorandums and related materials which are distributed to any offeree or prospective offeree with respect to a proposed sale of equity or debt of the Issuer or any Subsidiary Guarantor. The Issuer shall (A) pay the fees and expenses of such Advisors as and when such fees and expenses become due and payable, and (B)

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                                      -5-


cooperate with, and provide information to, such Advisors, at such times and in such manner as such Advisors may reasonably request in order to perform the duties referred to herein. After March 31, 2001, the Issuer may (but shall not be obligated to) terminate the services of any such Advisors. This Agreement is not intended to, and does not, require the Issuer to permit the Advisors to serve in any capacity other than as consultants and independent contractors to (and not as agents or representatives of) the Issuer and the Subsidiary Guarantors, or to (1) perform any executive, managerial or other duties or functions, (2) engage in any actions or conduct otherwise reserved to the board of directors or shareholders of a corporation, or (3) hold themselves out as authorized to bind the Issuer or any Subsidiary Guarantor to any agreement, commitment or obligations whatsoever.

         (f) In consideration of the mutual terms, conditions, representations, warranties, acknowledgments and agreements set forth herein and in the Supplemental Indenture and the other Closing Documents, UBS Warburg hereby covenants and agrees that, (i) between the effective date of the Supplemental Indenture and the Lock-up Termination Date (as defined in clause (g) below), (i) neither it nor any of its Affiliates will sell, transfer (other than as collateral) or assign (a "Transfer") the Notes owned by it, other than to an Affiliate of UBS Warburg (which shall, as a condition to such Transfer, execute a joinder or counterpart of this Agreement, agreeing to be bound by all of the terms and conditions hereof) or to the Issuer, and (ii) the Issuer (or any third party designated by the Issuer in writing on or before the time of the purchase under this clause (ii)) shall have the right to purchase for cash, without representation or recourse of any kind (other than UBS Warburg's or its Affiliate's warranty of title to the Notes and that the Notes are being transferred free and clear of Liens), at any time before the Lock-up Termination Date, all of the Notes owned by UBS Warburg and its affiliates for a purchase price equal to the sum of (x) 55% of the outstanding principal balance of such Notes (excluding the portion thereof that represents the June 1, 2000 interest payment that is being added to the principal of the UBS Warburg Notes pursuant to the Supplemental Indenture), plus (y) 100% of the amount of the June 1, 2000 interest payment that is being added to the principal of the UBS Warburg Notes pursuant to the Supplemental Indenture, plus (z) 100% of the interest accrued and unpaid on such UBS Warburg Notes through the date of the purchase. The rights of the Issuer under clause (ii) of the preceding sentence shall not be assignable to a Person other than an Affiliate of the Issuer prior to the date of the purchase referred to in such clause (ii). The Obligors and the Holders acknowledge and agree that Holders other than UBS Warburg do not have any obligation or responsibility with respect to the obligations and agreements of UBS Warburg in this paragraph and the performance thereof.

         (g)      As used herein:

                  (i) the "Lock-up Termination Date" means the earliest to occur of (x) a Triggering Event, and (y) December 31, 2000;

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                  (ii) a "Triggering Event" means the occurrence after the date of this Agreement of any one or more of the following: (A) a material adverse change in the financial condition or business prospects of either (x) Fine Air Services, Inc. or Arrow Air, Inc., or (y) all of the Obligors, taken as a consolidated whole, in either case resulting from or resulting in (1) the removal, revocation or surrender of any regulatory certificate or other material adverse change in the regulatory status of such Obligors, or (2) the involuntary grounding or grounding at the request of or with the consent of the F.A.A. (or any grounding out of the ordinary course of business) of more than 33% of the applicable entity's fleet for more than 30 days; (B) a material decline in the aggregate value of the assets held by the Trustee as collateral for the Notes (after giving effect to the Collateral being granted pursuant to the Supplemental Indenture); (C) any Obligor shall commence any litigation or other proceeding against the Trustee or any of the Holders, whether or not related to the Indenture, or shall claim that it is not jointly and severally obligated to pay the Notes; (D) a Change of Control; (E) the commencement by or against the Issuer or any Restricted Subsidiary of any case or proceeding under any Bankruptcy Law; (F) an Event of Default under the Indenture; or (G) any public offering or private placement of common stock, preferred stock, subordinated notes or debentures of the Issuer or any of the other Obligors or any other securities convertible, exchangeable or exercisable for common stock of the Issuer or any of the other Obligors, resulting in aggregate proceeds (prior to deduction of commissions and offering expenses) of $25 million or more;

                  (iii) a "Change of Control" means the occurrence of any one or more of the following events (whether or not in compliance with the provisions of this Agreement and the Indenture, and whether in one transaction or a series of transactions): (A) any Person or group (as such term is used in Section 13(d)(3) of the federal Securities Exchange Act of 1934 (the "Exchange Act")) other than J. Frank Fine and Barry H. Fine is or becomes the beneficial owner (as defined in Section 13(d)(3) of the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the voting stock of the Issuer, (B) the Issuer assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Issuer or any of its Restricted Subsidiaries, (C) the Issuer or any of its Restricted Subsidiaries merges or consolidates with or into any Person, and as a result of such consolidation or merger the holders of the voting stock (or other voting equity interests) of the Issuer or such Restricted Subsidiary outstanding immediately prior to such consolidation or merger do not hold at least a majority of the total voting power of the outstanding voting stock (or other voting equity interests) of the Issuer or such Restricted Subsidiary (or of the surviving Person or any parent thereof) outstanding immediately after such consolidation or merger, or (D) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Issuer

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                                      -7-


         (together with any Approved New Directors) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office; and

                  (iv) "Approved New Directors" means directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by the directors then still in office who either were directors at the beginning of the applicable period of twenty-four consecutive months or whose election or nomination for director was previously so approved.

         (h) The Issuer agrees to pay all expenses of the Trustee and the Holders in connection with (x) the preparation, negotiation and execution of this Agreement, the Supplemental Indenture, and the other documents executed and/or delivered in connection herewith, and any subsequent supplemental indentures and agreements between the Issuer and the Trustee and/or the Holders, and (y) any exercise by the Trustee and/or any of the Holders of their rights and remedies under the Indenture, the Collateral Documents and the other documents executed and/or delivered in connection therewith, including in each case the fees and expenses of counsel and financial advisors engaged by the Holders. In connection with the request by the Trustee or any Holder for payment of fees and expenses of counsel and financial advisors, the Issuer will be provided with bills that are itemized as to the dates and times that each professional provided services (but without detail as to the nature of each service provided, in order to preserve privilege and confidentiality with respect thereto), except that it is understood that bills submitted on the Closing Date will include (and require payment of) amounts of fees and expenses estimated to be incurred after the Closing Date, which amounts will be itemized and adjusted promptly after the actual amounts of fees and expenses have been determined.

Section 3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF SUPPLEMENTAL INDENTURE

        The validity and effectiveness of the Supplemental Indenture shall be subject to satisfaction of the following conditions precedent on or prior to June 30, 2000 (the "Closing Date"):

      Section 3.1. Delivery of Documents. This Agreement shall have been executed by each of the Holders and each of the following documents shall have duly authorized, executed and delivered by the parties thereto:

                  (a) the Supplemental Indenture; and

                  (b) the additional Closing Documents listed on Schedule 3.1 attached hereto.

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         Section 3.2. Payment of Expenses. The Issuer shall have paid all expenses of the Holders in connection with the preparation, negotiation and execution of this Agreement, the Supplemental Indenture, and the other documents executed and/or delivered in connection herewith (collectively, including this Agreement and the Supplemental Indenture, the "Closing Documents"), including the fees and expenses of counsel and financial advisors engaged by the Holders.

         Section 3.3 Authorization. The Obligors shall have delivered to the Holders separate certificates, dated the Closing Date, of the secretary or assistant secretary of each of the Obligors with respect to (i) the existence and good standing of such entity, (ii) appropriate organizational authorization by the Obligors of their execution, delivery and performance of the applicable Closing Documents, and (iii) incumbency of officers, each of which certificates shall be in form and substance acceptable to each of the Holders.

         Section 3.4. No Event of Default. No Event of Default shall have occurred and shall be continuing.

         Section 3.5. Legal Opinions from Counsel to the Obligors. The Obligors shall have delivered to the Holders legal opinions from counsel to the Obligors in form and substance acceptable to the Holders, covering such matters as may be reasonably requested by the Holders.

SECTION 4. TERMS AND LIMITATIONS.

      Section 4.1. Effective Date. This Agreement and the Supplemental Indenture shall be effective from and after the date on which each of the conditions precedent set forth in Section 3 shall have satisfied.

      Section 4.2. Effect of this Agreement. This Agreement shall not extend to or affect any terms or obligations not expressly amended hereby.

SECTION 5. MISCELLANEOUS.

      Section 5.1. Direction to Trustee. Each Holder that accepts this Agreement
(a) authorizes and directs the Trustee to execute and deliver the Supplemental Indenture and any other Closing Documents that require execution by the Trustee,
(b) consents to the amendments of the Notes that are provided for in Section 5 of the Supplemental Indenture, and (c) agrees to cause each custodian, nominee and financial institution that owns any Notes for the benefit of such Holder (and hereby authorizes and directs each such custodian, nominee and financial institution) to also authorize and direct the Trustee to execute and deliver the Supplemental Indenture and any other Closing Documents that require execution by the Trustee and to consent to the amendments of the Notes that are provided for in Section 5 of the Supplemental Indenture.

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      Section 5.2. Indemnity. The Issuer shall indemnify and hold harmless the
Trustee and each of the Holders and each Person that is or was a director, officer, employee, agent, shareholder, or professional (including, without limitation, Bingham Dana LLP) of the Trustee and the Holders (all the foregoing, together with the Holders, the "Indemnitees") from and against any and all claims, liabilities, actions, suits, damages, fines, judgments or expenses (including the current payment of reasonable attorney's fees and expenses) directly or indirectly arising out of, or connected with, or related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, and consummation of this Agreement, the Supplemental Indenture and the other Closing Documents, and all transactions contemplated hereby and thereby; provided, however, that this indemnity shall not apply to any liabilities which are finally judicially determined (a) to have arisen from the gross negligence or willful misconduct of the Indemnitee seeking such indemnification, or (b) to be the direct result of a breach by the Indemnitee seeking such indemnification of its representations, warranties or covenants set forth in this Agreement, the Indenture or the Supplemental Indenture. If any indemnity may be sought from the Issuer, the Indemnitee shall promptly notify the Issuer in writing, and the Issuer shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee, and the current payment of all fees and expenses of such counsel. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to participate in the defense thereof, but the fees and expenses of such additional counsel shall be at the expense of the Indemnitee unless (i) the Issuer has agreed to pay the fees and expenses of such counsel, or (ii) the Issuer shall have failed promptly (after reasonable written notice) to assume the defense of such claim, action or proceeding and employ counsel reasonably satisfactory to the Indemnitee in any such claim, action or proceeding, or (c) the named parties to any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and the Issuer, and the Indemnitee believes, in the exercise of its business judgment, that the joint representation of the Issuer and the Indemnitee will likely result in a conflict of interest (in which case, if the Indemnitee notifies the Issuer in writing that it elects to employ separate counsel at the expense of the Issuer, the Issuer shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee). In addition, the Issuer shall not effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from the Issuer, unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee reasonably satisfactory in form and substance to the Indemnitee. Any claim by an Indemnitee for reimbursement of expenses hereunder shall be paid promptly by the Issuer, and any such reimbursed expenses which are finally judicially determined to have been incurred solely due to the gross negligence or willful misconduct of the Indemnitee seeking such indemnification will be reimbursed to the Issuer by the applicable Indemnitee promptly upon the occurrence of any such final judicial determination.

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      Section 5.3. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient and by the different parties hereto on separate counterparts, and each of such counterparts, when so executed, shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Counterparts delivered by facsimile shall have the same effect as the delivery of the original executed counterparts for the purposes hereof.

       Section 5.4. References to Indenture. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the time that the Supplemental Indenture becomes effective may refer to the Indenture without making specific reference to the Supplemental Indenture, but nevertheless all such references shall be deemed to refer to the Indenture as amended by the Supplemental Indenture.

         Section 5.5. Headings. The headings of the sections of this Agreement are for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         Section 5.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       Section 5.7. Ratification. Except to the extent hereby amended, the Indenture and the Notes are in all respects hereby ratified, confirmed and approved by the parties hereto, and shall remain in full force and effect in accordance with their terms.

        The execution hereof by you shall constitute a contract between us for the purposes hereinabove set forth.

                                       FINE AIR SERVICES CORP.



                                       By_______________________________
                                          Name:
                                          Title:

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                                      -11-



The undersigned (a) consent to the foregoing Agreement, the Supplemental Indenture and the Closing Documents, (b) agree that such Agreement, Supplemental Indenture and Closing Documents shall have no affect upon their respective guaranties of the Notes, all of which shall remain in full force and effect in accordance with their terms, and (c) agree that none of them has any defense, offset or counterclaim to their obligations under or with respect to such guaranties.

                                       FINE AIR SERVICES, INC.



                                       By_______________________________
                                          Name:
                                          Title:

                                       AGRO AIR ASSOCIATES, INC.



                                       By_______________________________
                                          Name:
                                          Title:

                                       ARROW AIR, INC.



                                       By_______________________________
                                          Name:
                                          Title:

                                       FINE/AAA INTERAIR, INC.



                                       By_______________________________
                                          Name:
                                          Title:

Accepted as of June 30, 2000

                                       [Name of Noteholder]



                                       By_____________________________
                                                Name:
                                                Title:

                                       [Name of Noteholder]



                                       By_____________________________
                                                Name:
                                                Title:

                                       [Name of Noteholder]



                                       By_____________________________
                                                Name:
                                                Title:

                                       [Name of Noteholder]



                                       By_____________________________
                                                Name:
                                                Title: